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                                                                 EXHIBIT 23.7




                    CONSENT OF HOEFER & ARNETT, INCORPORATED


March 17, 2000


Hoefer & Arnett, Incorporated has reviewed the summary of our opinion and consents to the inclusion of our opinion in the Registration Statement on Form S-4 of PremierWest Bancorp set forth as Appendix B to the Prospectus/Joint Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Joint Proxy Statement under the captions "Opinion of United Bancorp's Financial Advisor."


HOEFER & ARNETT, INCORPORATED
AUSTIN, TEXAS


By:      /s/ Thomas R. Mecredy
         --------------------------
         Thomas R. Mecredy
         Managing Director